EXHIBIT 99.1

MKS Instruments Reports Third Quarter 2021 Financial Results

•	Revenue of $742 million, up 26% year-over-year

•	Non-GAAP net earnings of $155 million, up 45% year-over-year, and GAAP net income of $132 million, up 44% year-over-year

•	Operating cash flow of $153 million, up 1% year-over-year, and free cash flow of $133 million, up 8% year-over-year

Andover, MA, October 27, 2021 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported third quarter 2021 financial results.

“Despite facing supply chain constraints in the third quarter, we delivered strong results exceeding the midpoint of our guidance,” said John T.C. Lee, President and Chief Executive Officer. “Revenue from our Semiconductor Market accelerated further, led by robust demand for our RF Power solutions in advanced etch applications, while revenue from our Advanced Markets grew 10% year-over-year in a traditionally softer quarter.”

Mr. Lee added, “Our pending acquisition of Atotech is proceeding as planned, and we continue to expect the transaction to close by the end of 2021. We are very excited to welcome the talented Atotech team to MKS and combine our world-class expertise and capabilities to provide foundational solutions for the age of miniaturization and complexity.”

“We delivered strong year-over-year growth in our third quarter Non-GAAP operating margin that exceeded the midpoint of our guidance, despite supply chain constraints and rising input costs. This was made possible by our strong execution and cost management,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “We are pleased to have successfully syndicated our debt financing in connection with the Atotech acquisition. The syndication was well over-subscribed, which is a testament to our strong financial model and track record of successful acquisitions and de-leveraging.”

Fourth Quarter 2021 Outlook

Based on current business levels and certain supply chain constraints and excluding any contribution from Atotech Limited, the Company expects revenue in the fourth quarter of 2021 of $760 million, plus or minus $30 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $2.85, plus or minus $0.26.

Conference Call Details

A conference call with management will be held on Thursday, October 28, 2021 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID 5784825, and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, temperature sensing, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, tax rate, net earnings and net earnings per diluted share to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, debt issuance costs and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our pending acquisition of Atotech Limited (“Atotech”) and our recently completed acquisition of Photon Control Inc. (“Photon Control”), and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q3 2021	Q2 2021
Net revenues	$742	$750
GAAP Financial Measures
Operating margin	23.6%	24.8%
Net income	$132	$147
Diluted EPS	$2.38	$2.63
Non-GAAP Financial Measures
Operating margin	27.1%	27.7%
Net earnings	$155	$168
Diluted EPS	$2.79	$3.02

Third Quarter 2021 Financial Results

Net revenues in the third quarter of 2021 were $742 million, a sequential decrease of 1% from $750 million in the second quarter of 2021, and a year-over-year increase of 26% from $590 million in the third quarter of 2020. The increase in net revenues from the prior year was driven by strong demand from customers in both the Semiconductor Market and Advanced Markets. Net revenues in the Semiconductor Market were $488 million in the third quarter of 2021, a sequential increase of 13% and year-over-year increase of 36%. Net revenues in Advanced Markets were $254 million in the third quarter of 2021, a sequential decrease of 20% and year-over-year increase of 10%.

Net income in the third quarter of 2021 was $132 million, or $2.38 per diluted share, compared to net income of $147 million, or $2.63 per diluted share, in the second quarter of 2021, and $92 million, or $1.66 per diluted share, in the third quarter of 2020.

Net income in the third quarter of 2021 included acquisition and integration costs of $9 million, and restructuring and other costs of $2 million.

Non-GAAP net earnings, which exclude special charges and credits, were $155 million, or 2.79 per diluted share, in the third quarter of 2021, compared to $168 million, or $3.02 per diluted share, in the second quarter of 2021, and $107 million, or $1.93 per diluted share, in the third quarter of 2020.

Additional Financial Information

At September 30, 2021, the Company had $880 million in cash and short-term investments, $827 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the third quarter of 2021, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are manufacturing and sourcing risks, including supply chain disruptions and component shortages, the ability of MKS to complete its acquisition of Atotech, the terms of MKS’ existing term loan, the terms and availability of financing for the Atotech acquisition, the substantial indebtedness MKS expects to incur in connection with the Atotech acquisition and the need to generate sufficient cash flows to service and repay such debt, MKS’ entry into Atotech’s chemicals technology business, in which MKS does not have experience and which may expose it to significant additional liabilities, the risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects the respective businesses and operations of MKS and Atotech, the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger or more established companies in MKS’ and Atotech’s respective markets, the ability of MKS to successfully grow its business and the businesses of Atotech, Photon Control, which it acquired in July 2021, and Electro Scientific Industries, Inc. (“ESI”), which it acquired in February 2019, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Atotech acquisition, conditions affecting the markets in which MKS and Atotech operate, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS’ and Atotech’s major customers, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net revenues:
Products	$649.1	$656.7	$506.8	$1,910.8	$1,441.0
Services	92.8	93.2	83.0	274.9	228.8

Total net revenues	741.9	749.9	589.8	2,185.7	1,669.8
Cost of revenues:
Products	344.5	344.7	280.7	1,011.8	794.8
Services	49.0	50.0	47.1	148.2	127.1

Total cost of revenues	393.5	394.7	327.8	1,160.0	921.9
Gross profit	348.4	355.2	262.0	1,025.7	747.9
Research and development	51.7	50.0	42.5	148.9	127.7
Selling, general and administrative	95.8	97.2	87.0	288.9	260.3
Acquisition and integration costs	8.6	6.0	0.5	20.8	3.4
Restructuring and other	2.0	3.0	3.1	9.9	6.8
Amortization of intangible assets	15.0	12.7	12.5	40.1	42.6
COVID-19 related net credits	—	—	—	—	(1.2)
Asset impairment	—	—	—	—	1.2

Income from operations	175.3	186.3	116.4	517.1	307.1
Interest income	0.1	0.1	0.1	0.4	1.1
Interest expense	6.3	6.4	6.6	19.1	22.7
Other expense, net	2.9	7.5	1.1	11.5	3.0

Income before income taxes	166.2	172.5	108.8	486.9	282.5
Provision for income taxes	33.8	26.0	17.1	85.7	48.0

Net income	$132.4	$146.5	$91.7	$401.2	$234.5

Net income per share:
Basic	$2.39	$2.64	$1.66	$7.24	$4.26
Diluted	$2.38	$2.63	$1.66	$7.21	$4.24
Cash dividend per common share	$0.22	$0.22	$0.20	$0.64	$0.60
Weighted average shares outstanding:
Basic	55.5	55.4	55.2	55.4	55.1
Diluted	55.7	55.7	55.4	55.7	55.3

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	September 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$633.3	$608.3
Short-term investments	246.3	227.7
Trade accounts receivable, net	443.4	392.7
Inventories	550.4	501.4
Other current assets	121.5	74.3

Total current assets	1,994.9	1,804.4
Property, plant and equipment, net	316.8	284.3
Right-of-use asset	184.5	184.4
Goodwill	1,226.2	1,066.4
Intangible assets, net	589.5	512.2
Long-term investments	6.4	6.5
Other assets	47.6	45.6

Total assets	$4,365.9	$3,903.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9.0	$14.5
Accounts payable	150.8	110.6
Accrued compensation	118.9	117.9
Income taxes payable	16.5	18.3
Lease liability	17.3	15.8
Deferred revenue and customer advances	37.6	31.2
Other current liabilities	87.0	65.6

Total current liabilities	437.1	373.9
Long-term debt, net	809.7	815.0
Non-current deferred taxes	98.5	59.2
Non-current accrued compensation	48.7	49.5
Non-current lease liability	193.0	187.4
Other liabilities	50.3	57.9

Total liabilities	1,637.3	1,542.9

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	892.8	873.2
Retained earnings	1,853.0	1,487.3
Accumulated other comprehensive (loss) income	(17.3)	0.3

Total stockholders’ equity	2,728.6	2,360.9

Total liabilities and stockholders’ equity	$4,365.9	$3,903.8

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$132.4	$146.5	$91.7	$401.2	$234.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27.4	24.9	23.3	76.1	75.8
Unrealized (gain) loss on derivatives not designated as hedging instruments	(7.9)	7.0	—	(1.3)	—
Amortization of debt issuance costs and original issue discount	0.6	0.7	0.5	1.8	2.1
Stock-based compensation	9.0	8.8	7.4	27.8	22.7
Provision for excess and obsolete inventory	4.8	3.9	6.9	13.6	19.8
Deferred income taxes	(2.5)	0.2	(4.1)	7.2	(0.7)
Asset impairment	—	—	—	—	1.2
Other	1.0	0.6	1.3	1.4	1.8
Changes in operating assets and liabilities	(11.7)	(27.4)	25.1	(82.6)	8.8

Net cash provided by operating activities	153.1	165.2	152.1	445.2	366.0

Cash flows used in investing activities:
Acquisition of business, net of cash acquired	(268.4)	—	—	(268.4)	—
Purchases of investments	(100.3)	(211.0)	(163.7)	(497.0)	(358.2)
Maturities of investments	137.8	109.8	84.2	342.9	181.5
Sales of investments	0.1	26.8	35.6	134.6	64.3
Purchases of property, plant and equipment	(20.5)	(16.3)	(29.0)	(63.3)	(59.9)

Net cash used in investing activities	(251.3)	(90.7)	(72.9)	(351.2)	(172.3)

Cash flows used in financing activities:
Net proceeds from borrowings	0.1	0.4	3.4	1.0	20.1
Payments of short-term and long-term borrowings	(2.3)	(2.9)	(5.0)	(12.8)	(77.0)
Dividend payments	(12.2)	(12.2)	(11.0)	(35.5)	(33.0)
Net payments related to employee stock awards	(6.8)	(2.3)	(4.5)	(14.4)	(25.4)

Net cash used in financing activities	(21.2)	(17.0)	(17.1)	(61.7)	(115.3)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	(2.1)	2.3	(7.3)	0.3

(Decrease) increase in cash and cash equivalents	(121.9)	55.4	64.4	25.0	78.7
Cash and cash equivalents at beginning of period	755.2	699.8	428.9	608.3	414.6

Cash and cash equivalents at end of period	$633.3	$755.2	$493.3	$633.3	$493.3

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income	$132.4	$146.5	$91.7	$401.2	$234.5
Acquisition and integration costs (Note 1)	8.6	6.0	0.5	20.8	3.4
Restructuring and other (Note 2)	2.0	3.0	3.1	9.9	6.8
Amortization of intangible assets	15.0	12.7	12.5	40.1	42.6
COVID-19 related net credits (Note 3)	—	—	—	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2
Amortization of debt issuance costs (Note 5)	0.2	0.5	0.2	0.9	1.3
Currency hedge loss (Note 6)	2.8	7.5	—	10.3	—
Inventory charge related to exit of product groups (Note 7)	—	—	3.9	—	3.9
Windfall tax benefit on stock-based compensation (Note 8)	—	(2.7)	(0.2)	(4.4)	(2.4)
Withholding tax related to Brexit (Note 9)	—	—	—	3.2	—
Deferred tax asset write-off (Note 10)	—	—	—	—	3.5
Tax effect of Non-GAAP adjustments (Note 11)	(5.9)	(5.7)	(4.7)	(16.4)	(12.7)

Non-GAAP net earnings	$155.1	$167.8	$107.0	$465.6	$281.2

Non-GAAP net earnings per diluted share	$2.79	$3.02	$1.93	$8.36	$5.08

Weighted average diluted shares outstanding	55.7	55.7	55.4	55.7	55.3
Net cash provided by operating activities	$153.1	$165.2	$152.1	$445.2	$366.0
Purchases of property, plant and equipment	(20.5)	(16.3)	(29.0)	(63.3)	(59.9)

Free cash flow	$132.6	$148.9	$123.1	$381.9	$306.1

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Gross profit	$348.4	$355.2	$262.0	$1,025.7	$747.9
COVID-19 related net costs (Note 3)	—	—	—	—	0.3
Inventory charge related to exit of product groups (Note 7)	—	—	3.9	—	3.9

Non-GAAP gross profit	$348.4	$355.2	$265.9	$1,025.7	$752.1

Non-GAAP gross margin	47.0%	47.4%	45.1%	46.9%	45.0%

Operating expenses	$173.1	$168.9	$145.6	$508.6	$440.8
Acquisition and integration costs (Note 1)	8.6	6.0	0.5	20.8	3.4
Restructuring and other (Note 2)	2.0	3.0	3.1	9.9	6.8
Amortization of intangible assets	15.0	12.7	12.5	40.1	42.6
COVID-19 related net credits (Note 3)	—	—	—	—	(1.2)
Asset impairment (Note 4)	—	—	—	—	1.2

Non-GAAP operating expenses	$147.5	$147.2	$129.5	$437.8	$388.0

Income from operations	$175.3	$186.3	$116.4	$517.1	$307.1
Acquisition and integration costs (Note 1)	8.6	6.0	0.5	20.8	3.4
Restructuring and other (Note 2)	2.0	3.0	3.1	9.9	6.8
Amortization of intangible assets	15.0	12.7	12.5	40.1	42.6
COVID-19 related net credits (Note 3)	—	—	—	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2
Inventory charge related to exit of product groups (Note 7)	—	—	3.9	—	3.9

Non-GAAP income from operations	$200.9	$208.0	$136.4	$587.9	$364.1

Non-GAAP operating margin	27.1%	27.7%	23.1%	26.9%	21.8%

Interest expense, net	$6.2	$6.3	$6.5	$18.7	$21.6
Amortization of debt issuance costs (Note 5)	0.2	0.5	0.2	0.9	1.3

Non-GAAP interest expense, net	$6.0	$5.8	$6.3	$17.8	$20.3

Net income	$132.4	$146.5	$91.7	$401.2	$234.5
Interest expense, net	6.2	6.3	6.5	18.7	21.6
Provision for income taxes	33.8	26.0	17.1	85.7	48.0
Depreciation	12.3	12.3	10.9	35.6	33.3
Amortization of intangible assets	15.0	12.7	12.5	40.1	42.6

EBITDA	$199.7	$203.8	$138.7	$581.3	$380.0

Stock-based compensation	8.9	8.8	7.3	27.7	22.0
Acquisition and integration costs (Note 1)	8.6	6.0	0.5	20.8	3.4
Restructuring and other (Note 2)	2.0	3.0	3.1	9.9	6.8
COVID-19 related net credits (Note 3)	—	—	—	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2
Currency hedge loss (Note 6)	2.8	7.5	—	10.3	—
Inventory charge related to exit of product groups (Note 7)	—	—	3.9	—	3.9

Adjusted EBITDA	$222.0	$229.1	$153.5	$650.0	$416.4

Adjusted EBITDA margin	29.9%	30.6%	26.0%	29.7%	24.9%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021
	Income Before	Provision	Effective	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$166.2	$33.8	20.4%	$172.5	$26.0	15.1%
Adjustments:
Acquisition and integration costs (Note 1)	8.6	—		6.0	—
Restructuring and other (Note 2)	2.0	—		3.0	—
Amortization of intangible assets	15.0	—		12.7	—
Amortization of debt issuance costs (Note 5)	0.2	—		0.5	—
Currency hedge loss (Note 6)	2.8	—		7.5	—
Windfall tax benefit on stock-based compensation (Note 8)	—	—		—	2.7
Tax effect of Non-GAAP adjustments (Note 11)	—	5.9		—	5.7

Non-GAAP	$194.8	$39.7	20.4%	$202.2	$34.4	17.0%

	Three Months Ended September 30, 2020
	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$108.8	$17.1	15.7%
Adjustments:
Acquisition and integration costs (Note 1)	0.5	—
Restructuring and other (Note 2)	3.1	—
Amortization of intangible assets	12.5	—
Amortization of debt issuance costs (Note 5)	0.2	—
Inventory charge related to exit of product groups (Note 7)	3.9
Windfall tax benefit on stock-based compensation (Note 8)	—	0.2
Tax effect of Non-GAAP adjustments (Note 11)	—	4.7

Non-GAAP	$129.0	$22.0	17.0%

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$486.9	$85.7	17.6%	$282.5	$48.0	17.0%
Adjustments:
Acquisition and integration costs (Note 1)	20.8	—		3.4	—
Restructuring and other (Note 2)	9.9	—		6.8	—
Amortization of intangible assets	40.1	—		42.6	—
COVID-19 related net credits (Note 3)	—	—		(0.9)	—
Asset impairment (Note 4)	—	—		1.2
Amortization of debt issuance costs (Note 5)	0.9	—		1.3	—
Currency hedge loss (Note 6)	10.3	—		—	—
Inventory charge related to exit of product groups (Note 7)	—	—		3.9	—
Windfall tax benefit on stock-based compensation (Note 8)	—	4.4		—	2.4
Withholding tax related to Brexit (Note 9)	—	(3.2)		—	—
Deferred tax asset write-off (Note 10)	—	—		—	(3.5)
Tax effect of Non-GAAP adjustments (Note 11)	—	16.4		—	12.7

Non-GAAP	$568.9	$103.3	18.2%	$340.8	$59.6	17.5%

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three months ended September 30, 2021 primarily related to our acquisition of Photon Control and our pending acquisition of Atotech announced on July 1, 2021. Acquisition and integrations costs during the three months ended June 30, 2021 and the nine months ended September 30, 2021 primarily related to our acquisition of Photon Control, our pending acquisition of Atotech and our proposed acquisition of Coherent, Inc. Acquisition and integration costs during the three and nine months ended September 30, 2020 related to integration costs related to our acquisition of ESI.

Note 2: Restructuring and other costs during the three and nine months ended September 30, 2021 primarily related to duplicate facility costs attributed to entering into new facility leases, severance costs due to a global cost saving initiative, costs related to the pending closure of two facilities in Europe and movement of certain products to low cost regions. Restructuring and other costs during the three months ended June 30, 2021 primarily related to duplicate facility costs attributed to entering into new facility leases, severance costs due to a global cost saving initiative, costs related to the pending closure of two facilities in Europe and movement of certain products to low cost regions. Restructuring and other costs during the three and nine months ended September 30, 2020 primarily related to duplicate facility costs attributed to entering into new facility leases, costs related to the exit of certain product groups and costs related to the pending closure of a facility in Europe. Such costs for the nine months ended September 30, 2020 were offset by an insurance reimbursement related to a legal settlement.

Note 3: We recorded COVID-19 related costs and credits that were direct, incremental, and not expected to recur. The amounts consisted of payroll-tax credits for maintaining our workforce during the pandemic, offset by shift premiums and bonuses.

Note 4: We recorded an asset impairment charge as a result of the write-down of long-lived assets related to the pending closure of a facility in Europe.

Note 5: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement (each credit agreement, as defined in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 23, 2021).

Note 6: We recorded a fair-value loss from Canadian dollar contracts related to hedge currency fluctuations in connection with the funding of our acquisition of Photon Control, which was consummated on July 15, 2021.

Note 7: We recorded an inventory charge related to the exit of certain product groups.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: We recorded additional withholding taxes on inter-company undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 10: We recorded a write-off of a deferred tax asset related to foreign net operating losses.

Note 11: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates. For the three months ending December 31, 2021, we forecast a Non-GAAP tax rate of approximately 18%.